Exhibit 10.1

EXECUTION VERSION

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE, dated as of July 9, 2015 (this “Supplemental Indenture”), among HANGER, INC. (formerly known as Hanger Orthopedic Group, Inc.), a Delaware corporation (together with its successors and assigns, the “Company”), the Subsidiary Guarantors under the Indenture referred to below (the “Subsidiary Guarantors”) and WILMINGTON TRUST COMPANY, as Trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee are party to an Indenture dated as of November 2, 2010 (as amended, supplemented or otherwise modified from time to time, the “Indenture”);

WHEREAS, the Company and the Subsidiary Guarantors desire to execute and deliver an amendment to Section 4.03 of the Indenture;

WHEREAS, the Company has solicited (the “Consent Solicitation”) the Holders to direct the Trustee to execute and deliver a supplemental indenture to the Indenture to effect the amendments and to evidence the waivers to the Indenture contemplated hereby;

WHEREAS, pursuant to Section 9.02 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, and effectuate waivers under the Indenture, with the consent of the Holders of at least a majority in principal amount of the Notes outstanding (the “Requisite Consents”); and

WHEREAS, in connection with the Consent Solicitation, Holders that have delivered a valid unrevoked consent on a timely basis (the “Consenting Holders”) are entitled to receive a consent fee (the “Consent Fee”) with respect to the Notes in respect of which they have validly consented, payable if all conditions to the Consent Solicitation, including, without limitation, the receipt of the Requisite Consents and the execution of this Supplemental Indenture, are satisfied or waived.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.                                      Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture are used herein as so defined. The words “herein”, “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.                                      Amendment of Section 4.03. Effective September 29, 2014, Section 4.03(a) of the Indenture is hereby amended to add the following as a new paragraph at the end thereof:

Notwithstanding the foregoing or any other provision of this Indenture (and notwithstanding that the Company may be required to file such reports with the SEC pursuant to the Exchange Act), the Company shall have no obligation to transmit by mail or otherwise make available to the Trustee, the Holders or any other Person or file or furnish with the SEC its annual report on Form 10-K for the period ended December 31, 2014 (and/or a report on the Company’s annual financial statements for the period then ended by the Company’s certified independent accountants), or its quarterly reports on Form 10-Q for the periods ended September 30, 2014, March 31, 2015 or June 30, 2015, in each case until November 16, 2015.

3.                                      Waivers. The Holders waive any Default or Event of Default that may occur or exist as a result of or in connection with (a) the failure to transmit by mail or otherwise make available to the Trustee, the Holders or any other Person or file or furnish with the SEC the Company’s annual report on Form 10-K for the period ended December 31, 2014 (including a report on the Company’s annual financial statements for the period then ended), and its quarterly reports on Form 10-Q for the periods ended September 30, 2014, March 31, 2015 and June 30, 2015, in each case until November 16, 2015; and (b) the Company not filing any amendments to reports previously filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act containing financial statements that require restatement, including, in each case, any Default or Event of Default, if any, that may occur or exist as a result of or in connection with any action taken or any failure to take action while any such Default or Event of Default was continuing to the extent such action or failure to take action would have been permitted but for the existence of such Default or Event of Default.

4.                                      Effectiveness. This Supplemental Indenture shall become effective and binding on the Company, the Trustee and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture upon the execution and delivery by the parties to this Supplemental Indenture. If the Consent Fee is not paid to the Consenting Holders in accordance with the terms and conditions of the Consent Solicitation, this Supplemental Indenture shall be null and void and the amendments and waivers set forth herein shall not become operative.

5.                                      Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.                                      Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

7.                                      Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8.                                      Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Name:	Thomas E. Hartman
Title:	Vice President, General Counsel and Secretary

Fourth Supplemental Indenture

(Hanger, Inc.)

ACCELERATED CARE PLUS CORP.
ACCELERATED CARE PLUS LEASING, INC.
ADVANCED PROSTHETICS OF AMERICA, INC.
CREATIVE ORTHOTICS & PROSTHETICS, INC.
DIBELLO’S DYNAMIC ORTHOTICS AND PROSTHETICS, INC.
DOSTEON CO HOLDING, INC.
DOSTEON SOLUTIONS, LLC
EAST COAST ORTHOTICS, INC.
EUGENE TEUFEL & SON ORTHOTICS & PROSTHETICS, INC.
FAITH PROSTHETIC-ORTHOTIC SERVICES, INC.
GENESIS MEDICAL GROUP, LLC
GREAT PLAINS ORTHOTICS & PROSTHETICS, INC.
HANGER PROSTHETICS & ORTHOTICS, INC.
HANGER PROSTHETICS & ORTHOTICS EAST, INC.
HANGER PROSTHETICS & ORTHOTICS WEST, INC.
INNOVATIVE NEUROTRONICS, INC.
LIBERTY HEALTH SERVICES, LLC
LINKIA, LLC
MK PROSTHETIC & ORTHOTIC SERVICES, INC.
NASCOTT, INC.
OPNET, INC.
ORPRO, INC.
ORTHO-MEDICAL PRODUCTS, INC.
ORTHOTIC & PROSTHETIC TECHNOLOGIES, INC.
SCOPE ORTHOTICS & PROSTHETICS, INC.
SOUTHERN PROSTHETIC SUPPLY, INC
TEAM POST-OP, INC.
THE BRACE SHOP PROSTHETIC ORTHOTIC CENTERS, INC.
DOSTEON WA HOLDING, INC.

By:	/s/ Thomas E. Hartman
Name:	Thomas E. Hartman
Title:	Vice President, General Counsel and Secretary

Fourth Supplemental Indenture

(Hanger, Inc.)

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ W. Thomas Morris, II
Name:	W. Thomas Morris, II
Title:	Vice President

Fourth Supplemental Indenture

(Hanger, Inc.)